As filed with the Securities and Exchange Commission on September 23, 2011.

Registration No. 333-176772

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	33-0933072
(State of Other Jurisdiction of Incorporation of Organization)	(I.R.S. Employer Identification No.)

17872 Cartwright Road

Irvine, California 92614

(949) 399-4500

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Alan P. Niedzwiecki

President and Chief Executive Officer

Quantum Fuel Systems Technologies Worldwide, Inc.

17872 Cartwright Road

Irvine, California 92614

(949) 399-4500

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:

Kenneth R. Lombardo General Counsel and Corporate Secretary Quantum Fuel Systems Technologies Worldwide, Inc. 100 West Big Beaver Road, Suite 200 Troy, Michigan 48084 (248) 619-9277	Thomas M. Rose Shona C. Smith Troutman Sanders LLP 401 9th Street, NW, Suite 1000 Washington, DC 20004 (757) 687-7715

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note

The sole purpose of this Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-176772) filed by Quantum Fuel Systems Technologies Worldwide, Inc. (the “Company”) with the Securities and Exchange Commission (the “SEC”) on September 9, 2011 (the “Form S-3”) is to re-file Exhibit 5.1 to the Form S-3. Accordingly, this Amendment No. 1 consists only of this explanatory note and revised versions of the following parts of the Form S-3: the facing page, Item 16 of Part II, the signatures and the exhibit index. This Amendment No. 1 does not contain a copy of the prospectus that was included in the Form S-3, and is not intended to amend or delete any part of the prospectus.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on September 23, 2011.

QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE, INC. (Registrant)

By:	/s/ Alan P. Niedzwiecki
Alan P. Niedzwiecki, President, Chief Executive Officer (Principal Executive Officer) and Director

Power of Attorney

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Alan P. Niedzwiecki Alan P. Niedzwiecki	President, Chief Executive Officer and Director (Principal Executive Officer)	September 23, 2011

/s/ W. Brian Olson W. Brian Olson	Chief Financial Officer and Treasurer (Principal Financial Officer)	September 23, 2011

/s/ Bradley J. Timon* Bradley J. Timon	Controller (Principal Accounting Officer)	September 23, 2011

/s/ Dale L. Rasmussen* Dale L. Rasmussen	Chairman of the Board	September 23, 2011

/s/ Brian A. Runkel* Brian A. Runkel	Director	September 23, 2011

/s/ G. Scott Samuelsen* G. Scott Samuelsen	Director	September 23, 2011

/s/ Carl E. Sheffer* Carl E. Sheffer	Director	September 23, 2011

/s/ Paul E. Grutzner* Paul E. Grutzner	Director	September 23, 2011

/s/ Jonathan Lundy* Jonathan Lundy	Director	September 23, 2011

* By:	/s/ W. Brian Olson
W. Brian Olson Attorney-in-fact

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Item 16.	Exhibits

(a)	EXHIBIT INDEX

The following exhibits are filed with this Registration Statement:

1.1***	Form of Underwriting Agreement for common shares and/or warrants.

3.1	Amended and Restated Certificate of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K for the year ended April 30, 2011 filed with the SEC on July 5, 2011).

3.2	Amended and Restated Bylaws of the Registrant (incorporated herein by reference to Exhibit 3.2 of the Registrant’s Annual Report on Form 10-K filed with the SEC on July 29, 2002).

4.1	Specimen Common Stock Certificate (incorporated herein by reference to Exhibit 4.1 of the Registrant’s Registration Statement on Form 10 (File No. 000-49629), which was filed with the SEC on February 13, 2002).

4.2***	Form of warrant agreement.

4.3***	Form of warrant certificate.

5.1*	Opinion of General Counsel of the Registrant.

23.1**	Consent of Ernst & Young, LLP.

23.2*	Consent of General Counsel of the Registrant (included in Exhibit 5.1).

24.1**	Power of Attorney (included on signature page of this registration statement).

*	Filed herewith
**	Previously filed.
***	To be filed, if necessary, by amendment to this registration statement or incorporated by reference to a current report on Form 8-K in connection with an offering of securities.

.

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